News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three Months and Fiscal Year Ended October 31, 2019

Boston, MA, November 26, 2019 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $3.50 for the fiscal year ended October 31, 2019, an increase of 13 percent from $3.11 of earnings per diluted share in the fiscal year ended October 31, 2018.

The Company reported adjusted earnings per diluted share(1) of $3.45 for the fiscal year ended October 31, 2019, an increase of 7 percent from $3.21 of adjusted earnings per diluted share in the fiscal year ended October 31, 2018. Earnings under U.S. generally accepted accounting principles (U.S. GAAP) exceeded adjusted earnings by $0.05 per diluted share in the fiscal year ended October 31, 2019, reflecting the reversal of net excess tax benefits related to stock-based compensation awards of $5.4 million. Adjusted earnings exceeded earnings under U.S. GAAP by $0.10 per diluted share in the fiscal year ended October 31, 2018, reflecting the add back of $24.0 million of charges related to enactment of the Tax Cuts and Jobs Act (the 2017 Tax Act), a $6.5 million charge recognized upon the expiration of the Company’s option to acquire an additional 26 percent ownership interest in 49 percent-owned Hexavest, Inc. (Hexavest) and the reversal of net excess tax benefits related to stock-based compensation awards of $17.5 million.

The Company reported earnings per diluted share of $0.96 for the fourth quarter of fiscal 2019, an increase of 10 percent from $0.87 of earnings per diluted share in the fourth quarter of fiscal 2018 and an increase of 7 percent from $0.90 of earnings per diluted share in the third quarter of fiscal 2019.

The Company reported adjusted earnings per diluted share of $0.95 for the fourth quarter of fiscal 2019, an increase of 12 percent from $0.85 of adjusted earnings per diluted share in the fourth quarter of fiscal 2018 and an increase of 6 percent from $0.90 of adjusted earnings per diluted share in the third quarter of fiscal 2019. Earnings under U.S. GAAP exceeded adjusted earnings by $0.01 per diluted share in the fourth quarter of fiscal 2019 and $0.02 per diluted share in the fourth quarter of fiscal 2018, reflecting the reversal of net excess tax benefits related to stock-based compensation awards of $1.5 million and $2.4 million, respectively. Earnings under U.S. GAAP matched adjusted earnings in the third quarter of fiscal 2019.

Net gains and other investment income related to seed capital investments contributed $0.13 and $0.03 to earnings per diluted share in the fiscal years ended October 31, 2019 and 2018, respectively. Other income and expense amounts related to consolidated collateralized loan obligation (CLO) entities contributed $0.07 and $0.01 to earnings per diluted share in the fiscal years ended October 31, 2019 and 2018, respectively.

(1) Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of closed-end fund structuring fees, costs associated with special dividends, debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, and non-recurring charges for the effect of tax law changes. Management and our Board of Directors, as well as certain of our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Net gains and other investment income related to seed capital investments contributed $0.04 to earnings per diluted share in the fourth quarter of fiscal 2019, $0.01 in the fourth quarter of fiscal 2018 and $0.06 in the third quarter of fiscal 2019. Other income and expense amounts related to consolidated CLO entities contributed $0.04 to earnings per diluted share in the fourth quarter of fiscal 2019, were negligible in the fourth quarter of fiscal 2018 and reduced earnings by $0.02 per diluted share in the third quarter of fiscal 2019.

Consolidated net inflows of $23.9 billion in the fiscal year ended October 31, 2019 represent 5 percent internal growth in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $17.3 billion and 4 percent internal growth in managed assets in the fiscal year ended October 31, 2018. Excluding exposure management mandates, the Company’s internal growth in managed assets was 4 percent and 8 percent in the fiscal years ended October 31, 2019 and 2018, respectively.

Consolidated net inflows of $9.8 billion in the fourth quarter of fiscal 2019 represent 8 percent annualized internal growth in managed assets. This compares to net inflows of $2.1 billion and 2 percent annualized internal growth in managed assets in the fourth quarter of fiscal 2018 and net inflows of $8.0 billion and 7 percent annualized internal growth in managed assets in the third quarter of fiscal 2019. Excluding exposure management mandates, the Company’s annualized internal growth in managed assets was 3 percent in the fourth quarter of fiscal 2019 and 5 percent in both the fourth quarter of fiscal 2018 and the third quarter of fiscal 2019.

The Company’s internal management fee revenue growth (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows divided by beginning of period consolidated management fee revenue) was negligible in the fiscal year ended October 31, 2019 and 4 percent in the fiscal year ended October 31, 2018. The Company’s annualized internal management fee revenue growth was 2 percent in the fourth quarter of fiscal 2019, 1 percent in the fourth quarter of fiscal 2018 and 2 percent in the third quarter of fiscal 2019. These growth rates reflect the Company’s retrospective adoption of Accounting Standard Update (ASU) 2014-09, Revenue from Contracts with Customers, on November 1, 2018, which provides for management fee revenue to be recorded net of associated subsidy expenses.

Consolidated assets under management were $497.4 billion on October 31, 2019, up 13 percent from $439.3 billion of consolidated managed assets on October 31, 2018 and up 3 percent from $482.8 billion of consolidated managed assets on July 31, 2019. The year-over-year increase in consolidated assets under management reflects net inflows of $23.9 billion and market price appreciation of $34.2 billion in the fiscal year ended October 31, 2019. The sequential quarterly increase in consolidated assets under management reflects net inflows of $9.8 billion and market price appreciation of $4.9 billion in the fourth quarter of fiscal 2019.

“Eaton Vance closed fiscal 2019 with record annual and quarterly earnings and new highs in assets under management,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “While not immune from our industry’s continuing challenges, we remain confident of our future growth prospects.”

Average consolidated assets under management were $462.8 billion in the fiscal year ended October 31, 2019, up 5 percent from $442.4 billion in the fiscal year ended October 31, 2018. Average consolidated assets under management were $488.9 billion in the fourth quarter of fiscal 2019, up 8 percent from $453.3 billion in the fourth quarter of fiscal 2018 and up 4 percent from $471.0 billion in the third quarter of fiscal 2019.

As shown in Attachment 10, excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 31.6 basis points in the fiscal year ended October 31, 2019, down 4 percent from 33.0 basis points in the fiscal year ended October 31, 2018. Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 30.8 basis points in the fourth quarter of fiscal 2019, down 6 percent from 32.7 basis points in the fourth quarter of fiscal 2018 and down 3 percent from 31.8 basis points in the third quarter of fiscal 2019. Changes in average annualized management fee rates for the compared periods primarily reflect shifts in the Company’s mix of business. Average annualized management fee rates for prior year periods have been restated to reflect the retrospective adoption of ASU 2014-09 on November 1, 2018 as described above.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle reporting categories. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $168.9 billion in the fiscal year ended October 31, 2019, up 8 percent from $156.5 billion in the fiscal year ended October 31, 2018. Consolidated sales and other inflows were $46.6 billion in the fourth quarter of fiscal 2019, up 32 percent from $35.2 billion in the fourth quarter of fiscal 2018 and up 14 percent from $40.8 billion in the third quarter of fiscal 2019.

Consolidated redemptions and other outflows were $144.9 billion in the fiscal year ended October 31, 2019, up 4 percent from $139.1 billion in the fiscal year ended October 31, 2018. Consolidated redemptions and other outflows were $36.8 billion in the fourth quarter of fiscal 2019, up 12 percent from $33.0 billion in the fourth quarter of fiscal 2018 and up 12 percent from $32.8 billion in the third quarter of fiscal 2019.

As of October 31, 2019, the Company’s 49 percent-owned affiliate Hexavest Inc. (Hexavest) managed $13.4 billion of client assets, down 3 percent from $13.8 billion of managed assets on October 31, 2018 and substantially unchanged from the $13.4 billion of managed assets on July 31, 2019. Hexavest had net outflows of $1.6 billion and $2.2 billion in the fiscal years ended October 31, 2019 and 2018, respectively. Hexavest had net outflows of $0.4 billion in the fourth quarter of fiscal 2019, net outflows of $0.9 billion in the fourth quarter of fiscal 2018 and net outflows of $0.6 billion in the third quarter of fiscal 2019. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is the adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights(2)

(in thousands, except per share figures)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2019	2019	2018	2019	2018
Revenue	$433,740	$431,235	$430,795	$1,683,252	$1,692,422
Expenses	298,307	294,100	286,343	1,162,381	1,137,220
Operating income	135,433	137,135	144,452	520,871	555,202
Operating margin	31.2%	31.8%	33.5%	30.9%	32.8%
Non-operating income (expense)	15,599	5,470	(4,912)	38,167	(11,967)
Income taxes	(34,254)	(36,304)	(36,823)	(135,252)	(156,703)
Equity in net income of affiliates, net of tax	2,172	2,235	2,496	9,090	11,373
Net income	118,950	108,536	105,213	432,876	397,905
Net income attributable to non-controlling
and other beneficial interests	(9,744)	(6,315)	274	(32,841)	(15,967)
Net income attributable to
Eaton Vance Corp. shareholders	$109,206	$102,221	$105,487	$400,035	$381,938
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$107,665	$101,584	$102,383	$394,631	$394,138
Earnings per diluted share	$0.96	$0.90	$0.87	$3.50	$3.11
Adjusted earnings per diluted share	$0.95	$0.90	$0.85	$3.45	$3.21

Fiscal 2019 vs. Fiscal 2018(2)

In fiscal 2019, revenue decreased 1 percent to $1.68 billion from $1.69 billion in fiscal 2018. Management fees were substantially unchanged year-over-year, as a 5 percent increase in average consolidated assets under management was offset by lower consolidated average management fee rates. Performance fees were $1.7 million in fiscal 2019 and $(1.7) million in fiscal 2018. Distribution and service fee revenues were collectively down 5 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses increased 2 percent to $1.16 billion in fiscal 2019 from $1.14 billion in fiscal 2018. Increases in compensation, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses were partially offset by a decrease in distribution expense. The increase in compensation reflects higher salaries and benefits associated with increases in headcount, higher stock-based compensation and increases in severance, partially offset by lower sales-based incentive compensation and operating income-based bonus accruals. The increase in service fee expense reflects higher Class A and private fund service fee payments, partially offset by lower Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization. The increase in fund-related expenses reflects higher sub-advisory fees paid. Other operating expenses increased 5 percent, primarily reflecting increases in information technology spending, facilities expenses and travel expenses, partially offset by a decrease in amortization expense related to certain intangible assets that were fully amortized during the first quarter of fiscal 2019 and lower professional services expenses. The decrease in distribution expense primarily reflects lower Class C distribution fee payments, partially offset by higher marketing and promotion costs and an increase in up-front sales commission expense.

Operating income decreased 6 percent to $520.9 million in fiscal 2019 from $555.2 million in fiscal 2018. Operating margin decreased to 30.9 percent in fiscal 2019 from 32.8 percent in fiscal 2018.

(2) Prior period revenue and expenses have been restated to reflect certain classification adjustments resulting from the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. The adoption of the new revenue recognition accounting standard had no impact on operating income or earnings per share.

Non-operating income totaled $38.2 million in fiscal 2019 versus $12.0 million of non-operating expense in fiscal 2018. The year-over-year change primarily reflects a $41.0 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, and a $9.3 million increase in income contribution from consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 24.2 percent in fiscal 2019 and 28.8 percent in fiscal 2018. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income of affiliates was $9.1 million in fiscal 2019 and $11.4 million in fiscal 2018. In fiscal 2019, substantially all equity in net income of affiliates related to the Company’s investment in Hexavest. Equity in net income of affiliates in fiscal 2018 included $11.0 million from the Company’s Hexavest investment and $0.4 million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $32.8 million in fiscal 2019 and $16.0 million in fiscal 2018. The year-over-year change reflects an increase in income earned by consolidated sponsored funds and the Company’s accelerated repurchase of certain profit and capital interests in Parametric Portfolio Associates LLC (Parametric) entities held by current and former employees, which settled at the end of the fourth quarter of fiscal 2019.

The Company’s weighted average basic shares outstanding were 110.1 million in fiscal 2019 and 114.7 million in fiscal 2018, a decrease of 4 percent. The year-over-year reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 114.4 million in fiscal 2019 and 122.9 million in fiscal 2018, a decrease of 7 percent. The decline in weighted average diluted shares outstanding further reflects a decrease in the dilutive effect of in-the-money options and unvested restricted stock awards due to lower market prices of the Company’s shares.

Fourth Quarter Fiscal 2019 vs. Fourth Quarter Fiscal 2018(2)

In the fourth quarter of fiscal 2019, revenue increased 1 percent to $433.7 million from $430.8 million in the fourth quarter of fiscal 2018. Management fees were up 2 percent, as an 8 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were $0.1 million in the fourth quarter of fiscal 2019 and $(0.3) million in the fourth quarter of fiscal 2018. Distribution and service fee revenues were collectively down 3 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses increased 4 percent to $298.3 million in the fourth quarter of fiscal 2019 from $286.3 million in the fourth quarter of fiscal 2018. Increases in compensation, service fee expense, amortization of deferred sales commissions and fund-related expenses were partially offset by decreases in distribution expense and other operating expenses. The increase in compensation reflects higher salaries and benefits associated with increases in headcount, higher stock-based compensation and increases in severance, partially offset by decreases in performance-based and operating income-based bonus accruals and lower sales-based incentive compensation. The increase in service fee expense reflects higher Class A and private fund service fee payments, partially offset by lower Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization. The increase in fund-related expenses reflects higher sub-advisory fees paid. The decrease in distribution expense primarily reflects lower Class C distribution fee payments, partially offset by an increase in up-front sales commission expense. Other operating expenses decreased by 1 percent, primarily reflecting lower professional services expenses and a decrease in amortization expense related to certain intangible assets that were fully amortized during the first quarter of fiscal 2019, partially offset by an increase in information technology spending and facilities expenses.

Operating income decreased 6 percent to $135.4 million in the fourth quarter of fiscal 2019 from $144.5 million in the fourth quarter of fiscal 2018. Operating margin decreased to 31.2 percent in the fourth quarter of fiscal 2019 from 33.5 percent in the fourth quarter of fiscal 2018.

Non-operating income totaled $15.6 million in the fourth quarter of fiscal 2019 versus $4.9 million of non-operating expense in the fourth quarter of fiscal 2018. The year-over-year change reflects a $14.6 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, and a $5.9 million increase in income contribution from consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 22.7 percent in the fourth quarter of fiscal 2019 and 26.4 percent in the fourth quarter of fiscal 2018. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income of affiliates was $2.2 million and $2.5 million in the fourth quarters of fiscal 2019 and 2018, respectively, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $9.7 million in the fourth quarter of fiscal 2019 and $(0.3) million in the fourth quarter of fiscal 2018. The year-over-year change reflects an increase in income earned by consolidated sponsored funds and the Company’s accelerated repurchase of certain profit and capital interests in Parametric entities held by current and former employees, which settled at the end of the fourth quarter of fiscal 2019.

The Company’s weighted average basic shares outstanding were 108.7 million in the fourth quarter of fiscal 2019 and 113.6 million in the fourth quarter of fiscal 2018, a decrease of 4 percent. The year-over-year reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 113.7 million in the fourth quarter of fiscal 2019 and 121.0 million in the fourth quarter of fiscal 2018, a decrease of 6 percent. The decline in weighted average diluted shares outstanding further reflects a decrease in the dilutive effect of in-the-money options and unvested restricted stock awards due to lower market prices of the Company’s shares.

Fourth Quarter Fiscal 2019 vs. Third Quarter Fiscal 2019

In the fourth quarter of fiscal 2019, revenue increased 1 percent to $433.7 million from $431.2 million in the third quarter of fiscal 2019. Management fees were up 1 percent, as a 4 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were $0.1 million in both the fourth and third quarters of fiscal 2019. Distribution and service fee revenues were collectively up 1 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 1 percent to $298.3 million in the fourth quarter of fiscal 2019 from $294.1 million in the third quarter of fiscal 2019, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions and fund-related expenses. The increase in compensation reflects higher salaries and benefits associated with increases in headcount, higher sales-based incentive compensation and increases in severance, partially offset by decreases in performance-based and operating income-based bonus accruals, lower payroll taxes and a decrease in stock-based compensation. The increase in distribution expense reflects higher marketing and promotion costs and an increase in up-front sales commission expense. The increase in service fee expense reflects higher private fund service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization. The increase in fund-related expenses primarily reflects an increase in fund expenses borne by the Company and higher sub-advisory fees paid. Other operating expenses in the fourth quarter of fiscal 2019 were substantially unchanged from the third quarter of fiscal 2019.

Operating income decreased 1 percent to $135.4 million in the fourth quarter of fiscal 2019 from $137.1 million in the third quarter of fiscal 2019. Operating margin decreased to 31.2 percent in the fourth quarter of fiscal 2019 from 31.8 percent in the third quarter of fiscal 2019.

Non-operating income totaled $15.6 million in the fourth quarter of fiscal 2019 and $5.5 million in the third quarter of fiscal 2019. The sequential change reflects a $9.8 million increase in income contribution from consolidated CLO entities and a $0.3 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 22.7 percent in the fourth quarter of fiscal 2019 and 25.5 percent in the third quarter of fiscal 2019. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income of affiliates was $2.2 million in both the fourth and third quarters of fiscal 2019, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $9.7 million in the fourth quarter of fiscal 2019 and $6.3 million in the third quarter of fiscal 2019. The sequential change reflects an increase in income earned by consolidated sponsored funds and the Company’s accelerated repurchase of certain profit and capital interests in Parametric entities held by current and former employees, which settled at the end of the fourth quarter of fiscal 2019.

The Company’s weighted average basic shares outstanding decreased to 108.7 million in the fourth quarter of fiscal 2019 from 109.1 million in the third quarter of fiscal 2019. The sequential reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding increased to 113.7 million in the fourth quarter of fiscal 2019 from 113.5 million in the third quarter of fiscal 2019. The increase in weighted average diluted shares outstanding reflects an increase in the dilutive effect of in-the-money options and unvested restricted stock awards due to higher market prices of the Company’s shares.

Taxation

The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate:

	Three Months Ended				Fiscal Year Ended
	October 31,	July 31,		October 31,	October 31,	October 31,
	2019	2019		2018	2019	2018
Statutory U.S. federal income tax rate(3)	21.0%	21.0%		23.3%	21.0%	23.3%
State income taxes for current year, net of federal income tax benefits	4.5	5.0		4.4	4.7	4.4
Net income attributable to non-controlling and other beneficial interests	(1.7)	(1.3)			(1.2)	(0.7)
Other items	(0.1)	1.2		0.9	0.7	0.6
Adjusted effective income tax rate(4)	23.7	25.9		28.6	25.2	27.6
Non-recurring impact of U.S. tax reform		-	-	(0.5)		4.4
Net excess tax benefits from stock-based compensation plans(5)	(1.0)	(0.4)		(1.7)	(1.0)	(3.2)
Effective income tax rate	22.7%	25.5%		26.4%	24.2%	28.8%

The Company’s income tax provision for fiscal 2019 includes $3.2 million of charges associated with certain provisions of the 2017 Tax Act taking effect for the Company in fiscal 2019, relating principally to limitations on the deductibility of executive compensation. These charges totaled $0.7 million in the fourth quarter of fiscal 2019 and $1.1 million in the third quarter of fiscal 2019.

The Company’s income tax provision for fiscal 2019 and 2018 was reduced by net excess tax benefits related to stock-based compensation awards of $5.4 million and $17.5 million, respectively. These net excess tax benefits totaled $1.5 million in the fourth quarter of fiscal 2019, $2.4 million in the fourth quarter of fiscal 2018 and $0.6 million in the third quarter of fiscal 2019.

The Company’s income tax provision for fiscal 2018 also included a non-recurring charge of $24.0 million related to the enactment of the 2017 Tax Act. In the fourth quarter of fiscal 2018, the Company’s income tax provision was reduced by $0.7 million due to the refinement of prior estimates used to calculate the non-recurring impact of the 2017 Tax Act.

The Company’s calculations of adjusted net income and adjusted earnings per diluted share remove the tax impact of stock-based compensation shortfalls or windfalls recognized in connection with the accounting guidance adopted by the Company in fiscal 2018 and the non-recurring tax impact of U.S. tax law changes. On this basis, the Company’s adjusted effective tax rate was 25.2 percent and 27.6 percent for fiscal 2019 and 2018, respectively, and was 23.7 percent in the fourth quarter of fiscal 2019, 28.6 percent in the fourth quarter of fiscal 2018 and 25.9 percent in the third quarter of fiscal 2019. On the same adjusted basis, the Company estimates that its effective tax rate will be approximately 26.5 to 27.0 percent for fiscal 2020. The Company’s actual adjusted effective tax rate for fiscal 2020 may vary from this estimate due to changes in the Company’s tax policy interpretations and assumptions, additional regulatory guidance that may be issued and other factors.

(3) The statutory U.S. federal income tax rate in effect for the Company’s fiscal 2019 was 21 percent, the federal corporate income tax rate pursuant to the 2017 Tax Act. The statutory U.S. federal income tax rate in effect for the Company’s fiscal 2018 was a blend of 35 percent and 21 percent based on the number of days in the Company’s fiscal year before and after the January 1, 2018 effective date of the 2017 Tax Act.

(4) Represents the Company’s effective income tax rate, excluding the tax impact of stock-based compensation shortfalls or windfalls and the non-recurring tax impact of U.S. tax law changes. Management believes that the Company’s adjusted effective income tax rate is an important indicator of our operations because it excludes items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

(5) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted by the Company in fiscal 2018. The Company anticipates that the adoption of this guidance may cause fluctuations in the Company’s effective tax rate, particularly in the first quarter of each fiscal year, when most of the Company’s annual stock-based awards vest.

 Balance Sheet Information

As of October 31, 2019, the Company held cash and cash equivalents of $557.7 million and its investments included $297.8 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During fiscal 2019, the Company used $299.9 million to repurchase and retire approximately 7.4 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 6.3 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months and fiscal year ended October 31, 2019. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Fourth Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 9993809 when instructed.

About Eaton Vance Corp.

Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Calvert and Hexavest, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of October 31, 2019, Eaton Vance had consolidated assets under management of $497.4 billion. Exemplary service, timely innovation and attractive returns across market cycles have been hallmarks of Eaton Vance since 1924. For more information, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations(1)
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2019	Q4 2019
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2019	2019	2018	Q3 2019	Q4 2018	2019	2018	Change
Revenue:
Management fees	$378,062	$375,747	$372,292	1%	2%	$1,463,943	$1,459,186	-%
Distribution and underwriter fees	21,187	21,281	23,529	-	(10)	85,612	97,371	(12)
Service fees	32,272	31,855	31,364	1	3	123,073	122,231	1
Other revenue	2,219	2,352	3,610	(6)	(39)	10,624	13,634	(22)
Total revenue	433,740	431,235	430,795	1	1	1,683,252	1,692,422	(1)
Expenses:
Compensation and related costs	160,441	158,642	148,673	1	8	626,513	604,631	4
Distribution expense	38,731	38,070	41,142	2	(6)	150,239	165,033	(9)
Service fee expense	28,287	28,037	27,237	1	4	107,762	106,831	1
Amortization of deferred sales commissions	5,831	5,644	5,052	3	15	22,593	18,394	23
Fund-related expenses	11,037	9,715	9,829	14	12	40,357	37,602	7
Other expenses	53,980	53,992	54,410	-	(1)	214,917	204,729	5
Total expenses	298,307	294,100	286,343	1	4	1,162,381	1,137,220	2
Operating income	135,433	137,135	144,452	(1)	(6)	520,871	555,202	(6)
Non-operating income (expense):
Gains and other investment income, net	15,155	14,846	598	2	NM	51,040	10,066	407
Interest expense	(5,888)	(5,888)	(5,913)	-	-	(23,795)	(23,629)	1
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains and other investment income, net	24,777	18,260	12,059	36	105	70,272	16,882	316
Interest and other expense	(18,445)	(21,748)	(11,656)	(15)	58	(59,350)	(15,286)	288
Total non-operating income (expense)	15,599	5,470	(4,912)	185	NM	38,167	(11,967)	NM

Income before income taxes and equity
in net income of affiliates	151,032	142,605	139,540	6	8	559,038	543,235	3
Income taxes	(34,254)	(36,304)	(36,823)	(6)	(7)	(135,252)	(156,703)	(14)
Equity in net income of affiliates, net of tax	2,172	2,235	2,496	(3)	(13)	9,090	11,373	(20)
Net income	118,950	108,536	105,213	10	13	432,876	397,905	9
Net (income) loss attributable to non-controlling
and other beneficial interests	(9,744)	(6,315)	274	54	NM	(32,841)	(15,967)	106
Net income attributable to
Eaton Vance Corp. shareholders	$109,206	$102,221	$105,487	7	4	$400,035	$381,938	5

Earnings per share:
Basic	$1.00	$0.94	$0.93	6	8	$3.63	$3.33	9
Diluted	$0.96	$0.90	$0.87	7	10	$3.50	$3.11	13

Weighted average shares outstanding:
Basic	108,690	109,111	113,576	-	(4)	110,064	114,745	(4)
Diluted	113,702	113,464	121,021	-	(6)	114,388	122,932	(7)

Dividends declared per share	$0.375	$0.350	$0.350	7	7	$1.425	$1.280	11

(1) Prior year amounts have been restated to reflect the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. Fund subsidies previously included as a component of fund-related expenses are now presented as a contra-revenue component of management fees. In addition, certain front-end load sales commissions that were previously reported on a net basis as a component of distribution expense are now reported on a gross basis in distribution and underwriter fee revenue and distribution expense. The adoption of ASU 2014-09 had no impact on net income or earnings per share.

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2019	Q4 2019
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2019	2019	2018	Q3 2019	Q4 2018	2019	2018	Change

Net income attributable to Eaton Vance
Corp. shareholders	$109,206	$102,221	$105,487	7%	4%	$400,035	$381,938	5%

Net excess tax benefit from stock-based
compensation plans(1)	(1,541)	(637)	(2,416)	142	(36)	(5,404)	(17,487)	(69)

Revaluation of deferred tax amounts(2)	-	-	(433)	NM	(100)	-	21,220	(100)

Repatriation of undistributed earnings of
foreign subsidiaries(3)	-	-	(255)	NM	(100)	-	2,807	(100)

Loss on write-off of Hexavest option, net of tax(4)	-	-	-	NM	NM	-	5,660	(100)

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$107,665	$101,584	$102,383	6	5	$394,631	$394,138	-

Earnings per diluted share	$0.96	$0.90	$0.87	7	10	$3.50	$3.11	13

Net excess tax benefit from stock-based
compensation plans	(0.01)	-	(0.02)	NM	(50)	(0.05)	(0.14)	(64)

Revaluation of deferred tax amounts	-	-	-	NM	NM	-	0.17	(100)

Repatriation of undistributed earnings of
foreign subsidiaries	-	-	-	NM	NM	-	0.02	(100)

Loss on write-off of Hexavest option, net of tax	-	-	-	NM	NM	-	0.05	(100)

Adjusted earnings per diluted share	$0.95	$0.90	$0.85	6	12	$3.45	$3.21	7

(1) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018.

(2) Reflects the revaluation of deferred tax assets and deferred tax liabilities resulting from the enactment of the 2017 Tax Act on December 22, 2017.

(3) Reflects the recognition of incremental tax expense related to the deemed repatriation of foreign earnings considered to be indefinitely reinvested abroad and not  previously subject to U.S taxation.

(4) Reflects the $6.5 million loss recognized upon expiration of the Company's option to acquire an additional 26 percent ownership interest in Hexavest, net of the associated impact to taxes of $0.8 million.

						Attachment 3
Eaton Vance Corp.
Components of net income (loss) attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2019	Q4 2019
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2019	2019	2018	Q3 2019	Q4 2018	2019	2018	Change

Consolidated sponsored funds	$6,759	$2,760	$(4,447)	145%	NM %	$20,081	$(232)	NM %

Majority-owned subsidiaries	2,985	3,555	4,173	(16)	(28)	12,760	16,199	(21)

Net income (loss) attributable to non-controlling
and other beneficial interests	$9,744	$6,315	$(274)	54	NM	$32,841	$15,967	106

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	October 31,	October 31,(1)
	2019	2018
Assets

Cash and cash equivalents	$557,668	$600,696
Management fees and other receivables	237,864	236,736
Investments	1,060,739	1,078,627
Assets of consolidated CLO entities:
Cash	48,704	216,598
Bank loans and other investments	1,704,270	874,304
Other assets	28,039	4,464
Deferred sales commissions	55,211	48,629
Deferred income taxes	62,661	45,826
Equipment and leasehold improvements, net	72,798	52,428
Intangible assets, net	75,907	80,885
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	85,087	95,454
Total assets	$4,253,629	$3,599,328

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$240,722	$233,836
Accounts payable and accrued expenses	89,984	91,410
Dividend payable	55,177	51,731
Debt	620,513	619,678
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	1,617,095	873,008
Other liabilities	51,122	154,185
Other liabilities	108,982	131,952
Total liabilities	2,783,595	2,155,800

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	285,915	335,097
Total temporary equity	285,915	335,097

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 422,935 and 422,935 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 113,143,567 and 116,527,845 shares, respectively	442	455
Additional paid-in capital	-	17,514
Notes receivable from stock option exercises	(8,447)	(8,057)
Accumulated other comprehensive loss	(58,317)	(53,181)
Retained earnings	1,250,439	1,150,698
Total Eaton Vance Corp. shareholders' equity	1,184,119	1,107,431
Non-redeemable non-controlling interests	-	1,000
Total permanent equity	1,184,119	1,108,431
Total liabilities, temporary equity and permanent equity	$4,253,629	$3,599,328

				Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2019	2019	2018	2019	2018
Equity assets – beginning of period(2)	$128,996	$125,869	$122,466	$115,772	$113,472
Sales and other inflows	6,833	6,749	4,666	24,852	21,840
Redemptions/outflows	(4,861)	(5,130)	(5,328)	(20,022)	(20,813)
Net flows	1,972	1,619	(662)	4,830	1,027
Exchanges	(9)	(43)	31	(10)	37
Market value change	936	1,551	(6,063)	11,303	1,236
Equity assets – end of period	$131,895	$128,996	$115,772	$131,895	$115,772
Fixed income assets – beginning of period(3)	91,399	86,744	76,819	77,844	70,797
Sales and other inflows	7,731	8,005	7,038	33,310	26,259
Redemptions/outflows	(5,383)	(4,566)	(4,788)	(21,429)	(16,715)
Net flows	2,348	3,439	2,250	11,881	9,544
Exchanges	161	69	5	626	-
Market value change	167	1,147	(1,230)	3,724	(2,497)
Fixed income assets – end of period	$94,075	$91,399	$77,844	$94,075	$77,844
Floating-rate income assets – beginning of period	38,339	39,750	42,955	44,837	38,819
Sales and other inflows	1,289	1,772	4,079	8,706	14,301
Redemptions/outflows	(3,890)	(2,963)	(2,103)	(16,988)	(8,401)
Net flows	(2,601)	(1,191)	1,976	(8,282)	5,900
Exchanges	(67)	(38)	46	(428)	86
Market value change	(568)	(182)	(140)	(1,024)	32
Floating-rate income assets – end of period	$35,103	$38,339	$44,837	$35,103	$44,837
Alternative assets – beginning of period	9,031	9,409	13,465	12,139	12,637
Sales and other inflows	405	466	847	2,717	5,679
Redemptions/outflows	(970)	(1,109)	(1,570)	(6,618)	(4,947)
Net flows	(565)	(643)	(723)	(3,901)	732
Exchanges	(88)	9	(75)	(255)	(103)
Market value change	(6)	256	(528)	389	(1,127)
Alternative assets – end of period	$8,372	$9,031	$12,139	$8,372	$12,139
Portfolio implementation assets – beginning of period	128,636	125,391	115,035	110,840	99,615
Sales and other inflows	5,961	6,468	5,578	25,900	22,562
Redemptions/outflows	(4,306)	(4,378)	(3,819)	(17,518)	(14,141)
Net flows	1,655	2,090	1,759	8,382	8,421
Exchanges	2	3	(6)	59	(22)
Market value change	2,905	1,152	(5,948)	13,917	2,826
Portfolio implementation assets – end of period	$133,198	$128,636	$110,840	$133,198	$110,840
Exposure management assets – beginning of period	86,379	82,775	82,443	77,871	86,976
Sales and other inflows	24,388	17,307	12,946	73,376	65,812
Redemptions/outflows	(17,400)	(14,611)	(15,438)	(62,363)	(74,095)
Net flows	6,988	2,696	(2,492)	11,013	(8,283)
Market value change	1,422	908	(2,080)	5,905	(822)
Exposure management assets – end of period	$94,789	$86,379	$77,871	$94,789	$77,871
Total assets under management – beginning of period	482,780	469,938	453,183	439,303	422,316
Sales and other inflows	46,607	40,767	35,154	168,861	156,453
Redemptions/outflows	(36,810)	(32,757)	(33,046)	(144,938)	(139,112)
Net flows	9,797	8,010	2,108	23,923	17,341
Exchanges	(1)	-	1	(8)	(2)
Market value change	4,856	4,832	(15,989)	34,214	(352)
Total assets under management – end of period	$497,432	$482,780	$439,303	$497,432	$439,303

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Whenever presented, Equity assets include balanced and other multi-asset mandates.

(3) Whenever presented, Fixed Income assets include cash management mandates.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2019	2019	2018	2019	2018
Funds – beginning of period(2)	$173,433	$170,962	$168,778	$164,968	$156,853
Sales and other inflows	10,020	10,084	11,303	44,337	44,470
Redemptions/outflows	(9,613)	(8,912)	(9,438)	(43,349)	(34,802)
Net flows	407	1,172	1,865	988	9,668
Exchanges	(1)	22	-	(84)	305
Market value change	229	1,277	(5,675)	8,196	(1,858)
Funds – end of period	$174,068	$173,433	$164,968	$174,068	$164,968
Institutional separate accounts – beginning of period	165,311	160,460	162,701	153,996	159,986
Sales and other inflows	27,342	20,903	14,936	85,401	79,502
Redemptions/outflows	(21,782)	(17,861)	(18,278)	(78,471)	(85,638)
Net flows	5,560	3,042	(3,342)	6,930	(6,136)
Exchanges	4	(16)	-	86	18
Market value change	2,456	1,825	(5,363)	12,319	128
Institutional separate accounts – end of period	$173,331	$165,311	$153,996	$173,331	$153,996
Individual separate accounts – beginning of period(3)	144,036	138,516	121,704	120,339	105,477
Sales and other inflows	9,245	9,780	8,915	39,123	32,481
Redemptions/outflows	(5,415)	(5,984)	(5,330)	(23,118)	(18,672)
Net flows	3,830	3,796	3,585	16,005	13,809
Exchanges	(4)	(6)	1	(10)	(325)
Market value change	2,171	1,730	(4,951)	13,699	1,378
Individual separate accounts – end of period	$150,033	$144,036	$120,339	$150,033	$120,339
Total assets under management – beginning of period	482,780	469,938	453,183	439,303	422,316
Sales and other inflows	46,607	40,767	35,154	168,861	156,453
Redemptions/outflows	(36,810)	(32,757)	(33,046)	(144,938)	(139,112)
Net flows	9,797	8,010	2,108	23,923	17,341
Exchanges	(1)	-	1	(8)	(2)
Market value change	4,856	4,832	(15,989)	34,214	(352)
Total assets under management – end of period	$497,432	$482,780	$439,303	$497,432	$439,303

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Whenever presented, Fund assets include assets of cash management funds.

(3) In the first quarter of fiscal 2019, the Company revised its classification of consolidated assets under management and net flows by investment vehicle to combine the formerly separate high-net-worth separate account and retail managed account categories into a single individual separate account category. The above presentation of  prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management or total consolidated net flows for any period.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2019	2019	Change	2018	Change
Equity(2)	$131,895	$128,996	2%	$115,772	14%
Fixed income(3)	94,075	91,399	3%	77,844	21%
Floating-rate income	35,103	38,339	-8%	44,837	-22%
Alternative	8,372	9,031	-7%	12,139	-31%
Portfolio implementation	133,198	128,636	4%	110,840	20%
Exposure management	94,789	86,379	10%	77,871	22%
Total	$497,432	$482,780	3%	$439,303	13%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Includes balanced and other multi-asset mandates.

(3) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2019	2019	Change	2018	Change
Open-end funds	$105,043	$105,614	-1%	$102,426	3%
Closed-end funds	24,284	24,307	0%	23,998	1%
Private funds(2)	44,741	43,512	3%	38,544	16%
Institutional separate accounts	173,331	165,311	5%	153,996	13%
Individual separate accounts(3)	150,033	144,036	4%	120,339	25%
Total	$497,432	$482,780	3%	$439,303	13%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.

(3) In the first quarter of fiscal 2019, the Company revised its classification of consolidated assets under management by investment vehicle to combine the formerly separate  high-net-worth separate account and retail managed account categories into a single individual separate account category. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2019	2019	Change	2018	Change
Eaton Vance Management(2)	$187,711	$188,144	0%	$179,321	5%
Parametric	265,824	252,447	5%	224,238	19%
Atlanta Capital(3)	27,564	27,008	2%	23,355	18%
Calvert(3)	16,333	15,181	8%	12,389	32%
Total	$497,432	$482,780	3%	$439,303	13%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

(3) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Fund, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert, including assets sub-advised by other Eaton Vance affiliates, were $19.8 billion as of October 31, 2019, $18.2 billion as of July 31, 2019 and $14.7 billion as of October 31, 2018.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)(2)
(in basis points on average managed assets)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2019	Q4 2019
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2019	2019	2018	Q3 2019	Q4 2018	2019	2018	Change
Equity	56.2	57.1	58.2	-2%	-3%	56.9	58.9	-3%
Fixed income	32.5	32.8	33.9	-1%	-4%	32.9	34.9	-6%
Floating-rate income	49.3	49.7	50.3	-1%	-2%	49.7	50.6	-2%
Alternative	62.7	66.9	60.2	-6%	4%	61.4	64.8	-5%
Portfolio implementation	14.9	15.1	14.7	-1%	1%	14.8	14.6	1%
Exposure management	4.9	5.2	5.4	-6%	-9%	5.1	5.2	-2%
Total	30.8	31.8	32.7	-3%	-6%	31.6	33.0	-4%

(1) Prior year management fee rates have been restated to reflect the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. Fund subsidies previously included as a component of fund-related expenses are now presented as a contra-revenue component of management fees. Fluctuations in fund subsidies may cause average  management fee rates to fluctuate from one period to the next.

(2) Excludes performance-based fees, which were $0.1 million in both the three months ended October 31, 2019 and July 31, 2019, $(0.3) million in the three months ended October 31, 2018, $1.7 million in the fiscal year ended October 31, 2019 and $(1.7) million in the fiscal year ended October 31, 2018.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2019	2019	2018	2019	2018
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$170	$184	$168	$159	$182
Sales and other inflows	1	3	1	48	12
Redemptions/outflows	(24)	(17)	(4)	(69)	(35)
Net flows	(23)	(14)	(3)	(21)	(23)
Market value change	5	-	(6)	14	-
Eaton Vance sponsored funds – end of period	$152	$170	$159	$152	$159
Eaton Vance distributed separate accounts –
beginning of period(2)	$1,745	$2,076	$2,522	$2,169	$3,092
Sales and other inflows	2	79	58	105	230
Redemptions/outflows	(226)	(414)	(327)	(859)	(1,176)
Net flows	(224)	(335)	(269)	(754)	(946)
Market value change	42	4	(84)	148	23
Eaton Vance distributed separate accounts – end of period	$1,563	$1,745	$2,169	$1,563	$2,169
Total Eaton Vance distributed – beginning of period	$1,915	$2,260	$2,690	$2,328	$3,274
Sales and other inflows	3	82	59	153	242
Redemptions/outflows	(250)	(431)	(331)	(928)	(1,211)
Net flows	(247)	(349)	(272)	(775)	(969)
Market value change	47	4	(90)	162	23
Total Eaton Vance distributed – end of period	$1,715	$1,915	$2,328	$1,715	$2,328
Hexavest directly distributed – beginning of period(3)	$11,474	$11,634	$12,553	$11,467	$12,748
Sales and other inflows	140	410	233	1,769	1,149
Redemptions/outflows	(321)	(646)	(844)	(2,574)	(2,416)
Net flows	(181)	(236)	(611)	(805)	(1,267)
Market value change	347	76	(475)	978	(14)
Hexavest directly distributed – end of period	$11,640	$11,474	$11,467	$11,640	$11,467
Total Hexavest managed assets – beginning of period	$13,389	$13,894	$15,243	$13,795	$16,022
Sales and other inflows	143	492	292	1,922	1,391
Redemptions/outflows	(571)	(1,077)	(1,175)	(3,502)	(3,627)
Net flows	(428)	(585)	(883)	(1,580)	(2,236)
Market value change	394	80	(565)	1,140	9
Total Hexavest managed assets – end of period	$13,355	$13,389	$13,795	$13,355	$13,795

(1) Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.

(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.

(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.